Exhibit 99.1

Information Relating to Part II.

Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Planet Fitness, Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-215317) filed on December 23, 2016, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee. The registration fee, calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), was offset pursuant to Rule 457(p) under the Securities Act, by $68,089 previously paid by the Company with respect to unsold shares of Class A common stock registered under the Company’s registration statement on Form S-3 (No. 333-213417) filed on September 1, 2016.

Securities and Exchange Commission registration fee	$—
FINRA filing fee	46,842.32
Printing and engraving expenses	50,000.00
Legal fees and expenses	150,000.00
Accounting fees and expenses	125,000.00
Transfer Agent and Registrar fees	7,400
Miscellaneous	10,000.00

Total	$389,442.32